EXHIBIT 99.2

Selected Historical Segment Information (1)
$ in millions, except per share data (unaudited)

	Fiscal Year 2009					Fiscal Year 2010
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Full Year	Qtr 1	Qtr 2	Qtr 3	YTD
Net Sales
Advanced Interlayers	$133	$160	$182	$215	$690	$186	$208	$212	$606
Performance Films	34	54	53	44	185	52	73	73	198
Technical Specialties	158	177	196	194	725	206	217	224	647
Unallocated and Other	5	6	4	3	18	4	4	2	10
Total	$330	$397	$435	$456	$1,618	$448	$502	$511	$1,461

Adjusted EBITDA (1)
Advanced Interlayers	$24	$39	$47	$49	$159	$48	$44	$48	$140
Performance Films	2	14	12	5	33	10	19	13	42
Technical Specialties	49	60	76	75	260	83	84	82	249
Unallocated and Other	(16)	(15)	(12)	(10)	(53)	(17)	(13)	(13)	(43)
Total	$58	$99	$123	$119	$399	$124	$134	$130	$388

Adjusted EPS (2)
Basic	$(0.03)	$0.34	$0.39	$0.46	$1.21	$0.35	$0.45	$0.42	$1.22
Diluted	$(0.03)	$0.33	$0.39	$0.45	$1.21	$0.35	$0.44	$0.42	$1.21

(1) All periods presented reflect the treatment of Integrated Nylon and Primary Accelerators as discontinued operations.

(2) Adjusted EBITDA is defined as EBITDA excluding certain items that affect comparability (see table provided below), cost overhang associated with Integrated Nylon and Primary Accelerators discontinued operations and non-cash stock compensation expense. EBITDA is defined as earnings from continuing operations before interest expense, loss on debt extinguishment, income taxes, depreciation and amortization, less net income attributable to non-controlling interests. A reconciliation from "Income from Continuing Operations" to EBITDA and Adjusted EBITDA is provided below.

(3) Adjusted EPS is defined as earnings per share from continuing operations excluding certain items that affect comparability. A reconcilation from "Income from Continuing Operations" to Earnings for Adjusted EPS is provided below.

Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA from Continuing Operations
	Fiscal Year 2009					Fiscal Year 2010
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Full Year	Qtr 1	Qtr 2	Qtr 3	YTD

Income (Loss) from Continuing Operations	$(2)	$25	$33	$10	$66	$(55)	$54	$48	$47
Less: Net Income attributable to noncontrolling interest	-	1	2	1	4	1	-	2	3
Income (Loss) from Continuing Operations attributable to Solutia	$(2)	$24	$31	$9	$62	$(56)	$54	$46	$44

+ Income Tax Expense	(7)	11	13	-	17	10	9	7	26
+ Interest Expense	37	22	31	31	121	38	36	35	109
+ Loss on Debt Extinguishment	-	8	-	30	38	89	-	-	89
+ Depreciation and Amortization	25	26	27	29	107	27	28	29	84

EBITDA from Continuing Operations	$53	$91	$102	$99	$345	$108	$127	$117	$352

+ Events affecting comparability, pre-tax	(1)	2	16	15	32	11	1	6	18
+ Non-cash Stock Compensation Expense	5	4	4	4	17	4	5	6	15
+ Primary Accelerators and Nylon Cost Overhang	2	1	1	1	5	1	1	1	3

Adjusted EBITDA from Continuing Operations	$59	$98	$123	$119	$399	$124	$134	$130	$388

Earnings for Adjusted Earnings Per Share
	Fiscal Year 2009					Fiscal Year 2010
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Full Year	Qtr 1	Qtr 2	Qtr 3	YTD

Income (Loss) from Continuing Operations	$(2)	$25	$33	$10	$66	$(55)	$54	$48	$47
Less: Net Income attributable to noncontrolling interest	-	1	2	1	4	1	-	2	3
Income (Loss) from Continuing Operations attributable to Solutia	$(2)	$24	$31	$9	$62	$(56)	$54	$46	$44

+ Events affecting comparability, after-tax	(1)	8	15	45	67	98	(1)	4	101

Earnings for Adjusted EPS	$(3)	$32	$46	$54	$129	$42	$53	$50	$145

Summary of Events Affecting Comparability
	Fiscal Year 2009					Fiscal Year 2010
(dollars in millions)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Full Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD

Plant closures, divestitures and other resturcturing:
Severance, pension settlement and retraining costs related to the general corporate restructuring	$17	$5	$4	$9	$35	$3	$1	$-		$4
Charges related to the closure of the SAFLEX® production line at the Trenton, Michigan Facility	4	1	-	-	5	-	-	-		-
Charges related to the closure of the Ruabon, Wales Facility	1	(4)	-	1	(2)	1	1	-		2
Charges related to the closure of the Cologne facility	-	-	-	-	-	3	3	1		7
Net pension plan settlements	-	-	6	5	11	-	-	-		-
Loss related to the sale of the North American Plastic Products business	-	-	6	-	6	-	-	-		-
Loss related to the sale of the European Plastic Products business	-	-	-	-	-	-	-	5		5
Acquisition related costs:
Acquisition costs related to Vistasolar and Novomatrix	-	-	-	-	-	4	3	-		7
Inventory step-up related to the Novomatrix Acquisition	-	-	-	-	-	-	1	-		1
Unusual gains:
Gain related to the reduction in the 2008 annual incentive plan	(23)	-	-	-	(23)	-	-	-		-
Gain on settlement of tax indemnification case	-	-	-	-	-	-	(8)	-		(8)
EBITDA impact	$(1)	$2	$16	$15	$32	$11	$1	$6	$-	$18
Charges related to the early extinguishment of Debt	-	8	-	30	38	89	-	-		89
Pre-tax income statement impact	$(1)	$10	$16	$45	$70	$100	$1	$6	$-	$107
Income tax impact	-	(2)	(1)	-	(3)	(2)	(2)	(2)		(6)
After-tax income statement impact	$(1)	$8	$15	$45	$67	$98	$(1)	$4	$-	$101